Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-215185, 333-217009, 333-228831, and 333-256378 on Form S-3 and Registration Statement Nos. 333-203721, 333-215184, 333-216032, 333-217008, 333-226442, 333-230279, 333-237059, 333-254178, 333-257871 and 333-263431 on Form S-8 of our report dated July 7, 2022, relating to the financial statements of KalVista Pharmaceuticals, Inc. appearing in this Annual Report on Form 10-K of KalVista Pharmaceuticals, Inc. for the year ended April 30, 2022.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 7, 2022